UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2010
GREIF, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Winter Road, Delaware, Ohio	43015

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (740) 549-6000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01. Other Events.
Greif, Inc. (the “Company”) is filing this Current Report on Form 8-K (this “Form 8-K”) to update the financial information in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009 (the “2009 Form 10-K”) filed with the Securities and Exchange Commission (the “SEC”) on December 23, 2009, to reflect revised financial information and disclosures resulting from the application of a change in an accounting principle from using a combination of the last-in, first-out (“LIFO”) and the first-in, first-out (“FIFO”) inventory accounting methods to the FIFO method for all the Company’s businesses effective November 1, 2009.   The Company is revising the following sections of the 2009 Form 10-K to reflect the change in an accounting principle described above:
•	Item 6. Selected Financial Data;

•	Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; and

•	Item 8. Financial Statements and Supplementary Data.
The information included with and in this Form 8-K is presented for information purposes only in connection with the change in an accounting principle described above. All other information in the 2009 Form 10-K has not been updated for events or developments that occurred subsequent to the filing of the 2009 Form 10-K with the SEC. For developments since the filing of the 2009 Form 10-K, please see the Company’s Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2010 and its current reports on Form 8-K filed subsequent thereto. The information in this Form 8-K, including the exhibits hereto, should be read in conjunction with the 2009 Form 10-K and the Company’s subsequent SEC filings.

Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

99.1	Item 6. Selected Financial Data.

99.2	Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

99.3	Item 8. Financial Statements and Supplementary Data.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.
Date: May 27, 2010	By	/s/ Donald S. Huml
Donald S. Huml,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

99.1	Item 6. Selected Financial Data.

99.2	Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

99.3	Item 8. Financial Statements and Supplementary Data.